                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                      1995         1994         1993          1992         1991
                                                                    --------      -------      -------      --------      -------
PRIMARY:
  Income (loss) before redemption premium on preferred stock, extraordinary
    charge and cumulative effect of change in accounting for income
    taxes.......................................................... $ (8,123)     $76,913      $57,956      $  1,945      $29,238
  Redemption premium on preferred stock............................       --           --      (20,000)           --           --
                                                                    --------      -------      -------      --------      -------
  Income (loss) before extraordinary charge and cumulative effect of change
    in accounting for income taxes.................................   (8,123)      76,913       37,956         1,945       29,238
  Extraordinary charge.............................................       --       (2,412)      (2,345)       (8,835)          --
  Cumulative effect of change in accounting for income taxes.......       --           --           --        (5,454)          --
                                                                    --------      -------      -------      --------      -------
  Net income (loss)................................................   (8,123)      74,501       35,611       (12,344)      29,238
  Preferred stock dividends........................................   (6,875)      (8,250)      (4,438)       (1,000)          --
                                                                    --------      -------      -------      --------      -------
  Net income (loss) applicable to common shares.................... $(14,998)     $66,251      $31,173      $(13,344)     $29,238
                                                                    ========      =======      =======      ========      =======
  Applicable common shares:
    Weighted average outstanding shares during the period..........   92,233       85,430       79,735        76,224       73,972
    Assumed conversion of preferred stock..........................       --           --(b)        --(a)         --(a)     5,300
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
      "treasury stock" method......................................       --(a)     1,657        1,472         1,461        1,946
                                                                    --------      -------      -------      --------      -------
    Total..........................................................   92,233       87,087       81,207        77,685       81,218
                                                                    ========      =======      =======      ========      =======
  Income (loss) per share of common stock:
    Before redemption premium on preferred stock, extraordinary charge and
      cumulative effect of change in accounting for income taxes... $   (.16)     $   .79      $   .66      $    .01          .36
    Redemption premium on preferred stock..........................       --           --         (.25)           --           --
                                                                    --------      -------      -------      --------      -------
    Before extraordinary charge and cumulative effect of change in accounting
      for income taxes.............................................     (.16)         .79          .41           .01          .36
    Extraordinary charge...........................................       --         (.03)        (.03)         (.11)          --
    Cumulative effect of change in accounting for income taxes.....       --           --           --          (.07)          --
                                                                    --------      -------      -------      --------      -------
    Net income (loss) per share of common stock.................... $   (.16)     $   .76      $   .38      $   (.17)         .36
                                                                    ========      =======      =======      ========      =======
FULLY DILUTED:
  Income (loss) before redemption premium on preferred stock, extraordinary
    charge and cumulative effect of change in accounting for income
    taxes.......................................................... $ (8,123)     $76,913      $57,956      $  1,945      $29,238
  Reduction of interest and amortization expenses resulting from assumed
    conversion of 7 5/8% convertible subordinated debentures.......       --(a)        --(a)        --(a)         --(a)        --(a)
  Reduction of interest and amortization expenses resulting from assumed
    conversion of 5 1/2% convertible subordinated debentures.......       --(a)        --           --            --           --
  Reduction of interest and amortization expenses resulting from assumed
    conversion of 9% convertible subordinated debentures...........       --           --(c)     2,711            --(a)        --(a)
  Reduction of interest and amortization expenses resulting from assumed
    conversion of zero coupon and other notes......................       --(a)        --(a)       116            --(a)        63
  Less applicable income taxes.....................................       --           --         (933)           --          (19)
                                                                    --------      -------      -------      --------      -------
  Adjusted income (loss) before redemption premium on preferred stock, extraordinary charge and cumulative effect of change in
    accounting for income taxes....................................   (8,123)      76,913       59,850         1,945       29,282
  Redemption premium on preferred stock............................       --           --      (20,000)           --           --
                                                                    --------      -------      -------      --------      -------
  Adjusted income (loss) before extraordinary charge and cumulative effect of
    change in accounting for income taxes..........................   (8,123)      76,913       39,850         1,945       29,282
  Extraordinary charge.............................................       --       (2,412)      (2,345)       (8,835)          --
  Cumulative effect of change in accounting for income taxes.......       --           --           --        (5,454)          --
                                                                    --------      -------      -------      --------      -------
  Adjusted net income (loss).......................................   (8,123)      74,501       37,505       (12,344)      29,282
  Preferred stock dividends........................................   (6,875)          --       (4,438)       (1,000)          --
                                                                    --------      -------      -------      --------      -------
  Adjusted net income (loss) applicable to common shares........... $(14,998)     $74,501      $33,067      $(13,344)     $29,282
                                                                    ========      =======      =======      ========      =======
  Applicable common shares:
    Weighted average outstanding shares during the period..........   92,233       85,430       79,735        76,224       73,972
    Assumed conversion of preferred stock..........................       --           --(b)        --(a)         --(a)     5,300
    Assumed conversion of Preferred Stock..........................       --(d)    11,253           --(a)         --           --
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options) using the
      "treasury stock" method......................................       --(a)     1,745        1,678         1,791        2,095
    Assumed conversion of 7 5/8% convertible subordinated
      debentures...................................................       --(a)        --(a)        --(a)         --(a)        --(a)
    Assumed conversion of 5 1/2% convertible subordinated
      debentures...................................................       --(a)        --           --            --           --
    Assumed conversion of 9% convertible subordinated debentures...       --           --(c)     4,322            --(a)        --(a)
    Assumed conversion of zero coupon and other notes..............       --(a)        --(a)        19            --(a)        70
                                                                    --------      -------      -------      --------      -------
    Total..........................................................   92,233       98,428       85,754        78,015       81,437
                                                                    ========      =======      =======      ========      =======
  Income (loss) per share of common stock:
    Before redemption premium on preferred stock, extraordinary charge and
      cumulative effect of change in accounting for income taxes... $   (.16)     $   .78      $   .65      $    .01      $   .36
    Redemption premium on preferred stock..........................       --           --         (.24)           --           --
                                                                    --------      -------      -------      --------      -------
    Before extraordinary charge and cumulative effect of change in accounting
      for income taxes.............................................     (.16)         .78          .41           .01          .36
    Extraordinary charge...........................................       --         (.02)        (.02)         (.11)          --
    Cumulative effect of change in accounting for income taxes.....       --           --           --          (.07)          --
                                                                    --------      -------      -------      --------      -------
    Net income (loss) per share of common stock.................... $   (.16)     $   .76      $   .39      $   (.17)         .36
                                                                    ========      =======      =======      ========      =======

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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The cumulative convertible preferred stock (the "preferred stock") was redeemed in January 1994.
(c) The 9% convertible subordinated debentures were converted to common stock during the third quarter of 1993.
(d) The $2.75 Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") was exchanged into 5 1/2% convertible subordinated debentures during the fourth quarter of 1995.